Exhibit 99.1

Incannex Provides Shareholder Update Highlighting Clinical Progress, Capital Discipline, and EOY 2025 Strategic Focus

Company outlines continued progress across clinical, regulatory, and capital initiatives positioning for sustained long-term growth

MELBOURNE, Australia and NEW YORK, USA — October 30, 2025 — Incannex Healthcare Inc. (Nasdaq: IXHL)(“Incannex” or the “Company”), a clinical-stage pharmaceutical company developing innovative combination therapies for high-impact medical conditions, provides a shareholder update highlighting recent progress across its clinical and corporate initiatives and outlining key priorities for the remainder of 2025.

Recent Highlights

●	IHL-42X (OSA) Phase 2 – Statistically significant efficacy, outstanding patient-reported outcomes, and strong safety profile – Incannex reported Phase 2 data for IHL-42X demonstrating statistically significant and clinically meaningful reductions in Apnea-Hypopnea Index (AHI) of up to 83% from baseline, confirming the potential of IHL-42X to meaningfully improve disease severity in obstructive sleep apnea (OSA). The study also showed significant improvements across multiple sleep-quality and fatigue instruments, accompanied by an outstanding safety and tolerability profile. Structured exit interviews reinforced the objective findings, with 57.6% of participants across the study, increasing to 78.6% of those assigned to the low dose group, reporting perceived improvement in their OSA. Of participants reporting an improvement in their OSA, 86.4% described the benefit as meaningful to daily life. Together, we believe these results demonstrate a potential consistent and meaningful treatment effect across both quantitative and qualitative measures

●	PSX-001 (psilocybin-assisted psychotherapy for Generalized Anxiety Disorder – GAD) Phase 2: Positive Topline Results – The Company reported statistically significant and clinically meaningful improvements versus placebo across the primary endpoint (HAM-A) and multiple secondary measures (GAD-7, SDS, PHQ-9, and PWI), demonstrating both the robust efficacy and breadth of therapeutic impact of PSX-001. Participants experienced sustained symptom relief over 11 weeks, highlighting the durability of the treatment effect. The study also confirmed excellent tolerability and safety, with no serious adverse events reported. We believe these results underscore PSX-001’s potential to set a new standard in the treatment of anxiety disorders, addressing a large unmet medical need with an innovative, well-tolerated therapy that could transform the lives of millions of patients worldwide.

●	At-The-Market (ATM) Offering – The Company has not utilized its ATM facility since August 28, 2025, with the total number of shares on issue remaining unchanged at 347,705,507, as reported in the Company’s Form 10-K. We believe this highlights the Company’s strong balance sheet and capital efficiency, enabling the continued advancement of its lead clinical programs without the current need for further equity dilution. The decision reflects management’s strategic discipline and unwavering focus on its goal of long-term shareholder value creation, reinforcing the strength of the Company’s financial position and its confidence in near-term growth catalysts.

Priorities for the Remainder of 2025

●	Regulatory engagement and late-stage advancement - Following two successful Phase 2 readouts, Incannex is prioritizing regulatory engagement and next-phase planning to support the advancement of IHL-42X and PSX-001 into pivotal development. The Company is actively working through the next steps of engagement with the U.S. Food and Drug Administration (FDA), including preparation for formal interactions and related development planning activities. These discussions are focused on defining the optimal pathway for late-stage studies, clinical design considerations, and potential regulatory designations to support expedited review.
Incannex expects to provide the market with a further update once these FDA interactions have concluded and the forward development strategy for each asset is confirmed.

●	Operational readiness and study execution - The Company is prioritizing activities that maintain clinical momentum, data integrity, and capital discipline as programs progress

●	Capital allocation discipline - Incannex continues to evaluate opportunities to deploy capital prudently in support of value-creating milestones, including, as appropriate, utilization of the previously authorized repurchase program

●	Strategic collaboration and partnership exploration - The Company also intends to evaluate partnership, co-development, and joint-venture opportunities with aligned organizations to advance its science, expand platform applications, and build tangible long-term value for all stakeholders

Incannex President and CEO Joel Latham commented, “We are exceptionally proud of the progress Incannex has achieved this year. We believe the statistically significant, up to 83% reduction in AHI demonstrated in our IHL-42X Phase 2 trial represents a compelling efficacy outcome in obstructive sleep apnoea drug development. and that these results highlight IHL-42X’s potential to transform the treatment landscape for millions of people living with OSA.

Our positive Phase 2 results for PSX-001 demonstrated durable and clinically meaningful improvements in anxiety symptoms. Together, we believe these achievements underscore the strength of our scientific foundation and the quality of our execution across multiple therapeutic areas.

With two successful Phase 2 trials completed and the recent Nasdaq extension secured, Incannex is operating from a position of strength. We believe the extension affords us the opportunity to capitalise on the pillars we have built throughout 2025 — strong clinical validation, disciplined capital management, and a clear regulatory pathway — as we advance toward late-stage development and strategic growth initiatives.

We are executing with focus and intent, exploring partnerships that can accelerate our impact, and driving forward with confidence as we work to deliver innovative therapies that redefine standards of care and create enduring value for our shareholders.”

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events, future circumstances and Incannex’s future performance. These statements are based on management’s current assumptions, expectations, and beliefs. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s future intentions regarding its efforts to maintain and/or regain compliance with applicable Nasdaq listing standards; estimates and expectations regarding Incannex’s financial position, potential future capital raising transactions or dilution, potential future strategic collaboration, partnership or joint venture transactions, business strategy or future operations; Incannex’s ability to execute on its objectives, prospects or plans; evaluations and judgments regarding Incannex’s research and development efforts and potential future commercialization, including the timing or progress of any clinical trials or any implications that the results of earlier clinical trials or interim or topline results will be representative or consistent with later clinical trials or their respective interim or final results; the potential benefits and safety of Incannex’s drug candidates and the market opportunity for these candidates; Incannex’s positioning and potential future growth and potential shareholder value. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: that Incannex may fail to comply with Nasdaq listing standards within the applicable extended grace period or following the applicable extended grace period; that Incannex may fail to comply with Nasdaq listing standards other than the bid price rule; the closing price of the common stock may fall below $0.10 for ten consecutive trading days and be subject to Nasdaq’s low bid price rules and subject to delisting or denial of compliance periods; the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations and to maintain or potentially further improve its capital structure; Incannex’s ability to maintain the listing of its shares of common stock on the Nasdaq Stock Market; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected and to obtain necessary regulatory approvals for commercialization of its product candidates; potential delays clinical trial activity in light of the U.S. government shutdown; the effects of competition from other providers and products as currently existing or that may be developed in the future; that the market for its drug candidates may not grow at the rates anticipated or at all or that estimates for these markets may ultimately be incorrect; that Incannex may be unable to successfully execute upon any commercial discussions; Incannex’s ability to comply with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Investor & Media Contacts

CORE IR

(212) 655-0924

investors@incannex.com

media@incannex.com.au

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